As filed with the Securities and Exchange Commission on November 14, 2003

Registration No. 333-64566

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

POST-EFFECTIVE

AMENDMENT NO. 5

TO

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRANSCOMMUNITY BANKSHARES INCORPORATED

(Name of Small Business Issuer in Its Charter)

Virginia (State or Other Jurisdiction of Incorporation or Organization	6711 (Primary Standard Industrial Classification Code)	54-2032355 (IRS Employer Identification No.)

9025 Forest Hill Avenue, Richmond, Virginia 23235 (804) 320-6000

(Address and Telephone Number of Principal Executive Office)

9025 Forest Hill Avenue, Richmond, Virginia 23235

(Address of Principal Place of Business or Intended Principal Place of Business)

Copy to:
William C. Wiley	F. Claiborne Johnston, Jr., Esq.
Chairman of the Board and Chief Executive Officer	Troutman Sanders LLP 1111 East Main Street
TransCommunity Bankshares Incorporated	Bank of America Center
9025 Forest Hill Avenue	Richmond, Virginia 23219
Powhatan, Virginia 23235	Telephone: (804) 697-1214
Telephone: (804) 320-6000	Telecopier: (804) 697-1339
(Name, Address and Telephone Number of Agent for Service)

Approximate date of commencement of the proposed sale of the securities to the public:    Not applicable. This post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the effective date hereof.

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 5 is filed to correct the number of shares contained in the last two sentences of the first paragraph under “Deregistration of Unsold Securities” in Post-Effective Amendment No. 4. Post-Effective Amendment No. 5 supercedes and replaces Post-Effective Amendment No. 4 in its entirety.

On July 3, 2001, TransCommunity Bankshares Incorporated (“TransCommunity”) filed a registration statement on Form SB-2 (No. 333-64566) (the “Registration Statement”) with the Securities and Exchange Commission to register 1,500,000 shares of its common stock, $0.01 par value, for sale to the public in a non-underwritten offering. The Securities and Exchange Commission declared the Registration Statement effective on September 17, 2001. The Registration Statement was amended by post-effective amendment declared effective on May 3, 2002, and by an amended prospectus filed under Rule 424(b) on June 14, 2002; by a second post-effective amendment declared effective October 30, 2002, and by an amended prospectus filed under Rule 424(b) on November 1, 2002; and by a third post-effective amendment declared effective April 23, 2003, and by an amended prospectus filed under Rule 424(b) on May 1, 2003. The Board of Directors of TransCommunity has determined to conclude TransCommunity’s public offering of shares of common stock. As of the date of filing of this Post-Effective Amendment No. 5, TransCommunity had sold 1,269,527 shares offered pursuant to the Registration Statement. As of the same date, 230,473 shares of common stock remained unsold.

In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, TransCommunity hereby removes from registration all shares of its common stock registered pursuant to the Registration Statement that remain unsold as of the date of this post-effective amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has authorized this Post-Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned on November 14, 2003.

TRANSCOMMUNITY BANKSHARES INCORPORATED

By:	/s/ Bruce B. Nolte

Bruce B. Nolte
President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ William C. Wiley William C. Wiley	Chairman and Chief Executive Officer and Director (Principal Executive Officer)	11/14/03

*/s/ Thomas M. Crowder Thomas M. Crowder	Chief Financial Officer and Director (Principal Accounting Officer and Principal Financial Officer)	11/14/03

*/s/ Dean P. Agee Dean P. Agee	Director	11/14/03

*/s/ Richard W. Mayhew Richard W. Mayhew	Director	11/14/03

*/s/ Julian C. Metts, Jr. Julian C. Metts, Jr.	Director	11/14/03

*/s/ James L. Minter James L. Minter	Director	11/14/03

Lawrence B. Nuckols	Director

*/s/ Troy A. Peery, Jr. Troy A. Peery, Jr.	Director	11/14/03

*/s/ John W. Pretlow, Jr. John W. Pretlow, Jr.	Director	11/14/03

*/s/ John J. Purcell, Jr. John J. Purcell, Jr.	Director	11/14/03

*/s/ George W. Rimler George W. Rimler	Director	11/14/03

*/s/ Stuart C. Siegel Stuart C. Siegel	Director	11/14/03

*/s/ John J. Sponski John J. Sponski	Director	11/14/03

*/s/ John C. Watkins John C. Watkins	Director	11/14/03

Robin Traywick Williams	Director

/s/ Bruce B. Nolte Bruce B. Nolte Attorney-in-Fact*	Attorney-in-Fact	11/14/03